EXHIBIT 99.1

Kenne Ruan, CPA, P.C.	Phone: (203) 824-0441 Fax: (203) 413-6486
40 Hemlock Hollow Road, Woodbridge, CT 06525	Web: www.kruancpa.com

December 16, 2013

Ms Mary Spio

One2One Living Corporation

3585 North Courtenay Parkway, Suite 5

Merritt Island, Florida 32953

Effective December 16, 2013, we will cease our services as your accountants. We have reached this decision reluctantly and after substantial deliberation.

We wish to remind you that you have unpaid invoices totaling $6,428.35. We expect payment in full immediately. If you are not in a position to make immediate payment, please call us so that we may discuss an extended payment arrangement. We will cooperate with your new accountants. To facilitate that process, please send us a letter authorizing us to make disclosures to your new accountants. Without such a letter, we are ethically prohibited from communicating with others regarding your company’s affairs.

We look forward to helping you make a smooth transition with your new accountants.

Very truly yours,

/s/Kenne Ruan, CPA, P.C.